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                                                      Exhibit 4


                NAVISTAR FINANCIAL CORPORATION
                       AND SUBSIDIARIES


       INSTRUMENTS DEFINING RIGHTS OF SECURITY HOLDERS,
                     INCLUDING INDENTURES


     The following instruments of Navistar Financial Corporation defining the rights of security holders, including indentures, are incorporated herein by reference:

     4.1   Indenture, dated as of November 15, 1993, between
           the Corporation and Bank of America Illinois, formerly known as Continental Bank, National Association, as Trustee, for 8 7/8% Senior Subordinated Notes due 1998 for $100,000,000. Filed on Registration No. 33-50541.














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